
<ARTICLE>                        9
<LEGEND>

</LEGEND>
<CIK>                                   0000873860
<NAME>                       OCWEN FINANCIAL CORP.
<MULTIPLIER>                                 1,000
<CURRENCY>                                     USD

<PERIOD-TYPE>                              6-MOS
<FISCAL-YEAR-END>                    DEC-31-2000
<PERIOD-START>                       JAN-01-2000
<PERIOD-END>                         JUN-30-2000
<EXCHANGE-RATE>                                1
<CASH>                                    26,080
<INT-BEARING-DEPOSITS>                    19,238
<FED-FUNDS-SOLD>                         173,500
<TRADING-ASSETS>                               0
<INVESTMENTS-HELD-FOR-SALE>              801,473
<INVESTMENTS-CARRYING>                    13,257
<INVESTMENTS-MARKET>                      13,257
<LOANS>                                1,073,753
<ALLOWANCE>                               28,259
<TOTAL-ASSETS>                         3,369,987
<DEPOSITS>                             1,642,133
<SHORT-TERM>                             727,597
<LIABILITIES-OTHER>                      118,148
<LONG-TERM>                              288,083
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                     672
<OTHER-SE>                               491,964
<TOTAL-LIABILITIES-AND-EQUITY>         3,369,987
<INTEREST-LOAN>                           64,838
<INTEREST-INVEST>                         31,133
<INTEREST-OTHER>                           2,573
<INTEREST-TOTAL>                          98,545
<INTEREST-DEPOSIT>                        48,478
<INTEREST-EXPENSE>                        89,057
<INTEREST-INCOME-NET>                      9,488
<LOAN-LOSSES>                              5,743
<SECURITIES-GAINS>                        (7,549)
<EXPENSE-OTHER>                           90,102
<INCOME-PRETAX>                          (18,179)
<INCOME-PRE-EXTRAORDINARY>               (12,544)
<EXTRAORDINARY>                            6,047
<CHANGES>                                      0
<NET-INCOME>                              (6,497)
<EPS-BASIC>                                (0.10)
<EPS-DILUTED>                              (0.10)
<YIELD-ACTUAL>                              9.22
<LOANS-NON>                              543,480
<LOANS-PAST>                                   0
<LOANS-TROUBLED>                               0
<LOANS-PROBLEM>                                0
<ALLOWANCE-OPEN>                          26,935
<CHARGE-OFFS>                             (4,963)
<RECOVERIES>                                 544
<ALLOWANCE-CLOSE>                         28,259
<ALLOWANCE-DOMESTIC>                      28,259
<ALLOWANCE-FOREIGN>                            0
<ALLOWANCE-UNALLOCATED>                        0

<F1> Tag 9-03(7) includes Loans Available for Sale of $29,319, Loan Portfolio of
$148,490, Discount Loan Portfolio of $803,446 and Match Funded Loans of $92,498.

<F2> Tag 9-03(7)(2) includes Allowance for Loan Losses on Loan Portfolio of
$5,439, on the Discount Loan Portfolio of $22,387 and on Match funded loans of $433.

<F3> includes Securities sold under agreements to repurchase of $421,050,
Obligations outstanding under lines of credit of $184,750 and Bonds - Match funded agreements of $121,797.

<F4> includes Interest Income on Loans Available for Sale of $1,724, Loan
Portfolio of $9,305, and Discount Loans of $48,174 and on Match funded loans and securities of $5,635.

<F5> includes gain on sale of securities of $4,048 and impairment charges on securities available for sale of ($11,597) .

<F6> includes Non-interest expense of $79,918, Distributions on Company obligated, Mandatorily Redeemable Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Company of $6,112, and Equity in Losses of Investment in Unconsolidated Entities of $4,072.
